UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2026

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Frontier Group Holdings, Inc. (the “Company”), parent company of Frontier Airlines, Inc., is updating its adjusted (non-GAAP) diluted loss per share guidance for the first quarter of 2026 and is supplementing its previously issued guidance for the first quarter of 2026 (the “Prior Guidance”), as originally disclosed in the Company’s earnings release issued February 11, 2026, ahead of a previously announced moderated discussion at the J.P. Morgan Industrials Conference on March 17, 2026, at 9:30 a.m. ET.

The Company now expects first quarter 2026 adjusted (non-GAAP) diluted loss per share of between $0.32 and $0.44, within the Prior Guidance range, driven by revenue performance during the quarter significantly above expectations, offset by the recent spike in jet fuel prices and substantial operational disruptions arising from Winter Storm Iona on March 15 and 16, 2026, with lingering impacts expected in order to restore normal operations. Underlying expectations regarding first quarter 2026 expected tax expense of $3 to $5 million and approximately 229 million of weighted average shares outstanding on a diluted basis remain unchanged from the Prior Guidance. First quarter 2026 capacity is expected to be down 1 to 1.5 percent compared to the corresponding prior year period, within the Prior Guidance range.

Strong travel demand, moderating competitive capacity, and continued progression of the Company’s revenue management initiatives are driving meaningfully higher unit revenues. Revenue per available seat mile (“RASM”), adjusted to a 1,000-mile stage length, a supplemental guidance metric, is now expected to increase by mid-teens on a percentage basis over the corresponding prior year quarter, compared to expected growth of greater than 10 percent underlying the Prior Guidance, on underlying average stage length and available seat miles (“ASM”) which are expected to be relatively consistent with expectations underlying the Prior Guidance.

As of the date of this filing, strong demand and fare trends are also extending into the spring booking period, across both peak and off-peak travel, supporting meaningful expected revenue growth relative to the corresponding prior year period.

Jet fuel prices have increased significantly since the issuance of the Prior Guidance and are now expected to average approximately $3.00 per gallon for the first quarter of 2026 based on the jet fuel curve as of March 13, 2026, compared to $2.50 per gallon underlying the Prior Guidance, driving approximately $45 to $50 million incremental fuel expense in the first quarter of 2026.

Frontier’s fuel efficiency advantage of over 40 percent compared to the major U.S. carriers1 is expected to better position the Company to mitigate the impact of elevated fuel prices, should the higher fuel prices persist.

Total liquidity at the end of March 2026, a supplemental guidance metric, is expected to be over $900 million, an increase from $874 million reported at the end of December 2025.

The Company’s full-year 2026 guidance is currently under review. An update will be provided in conjunction with the release of first quarter 2026 results.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by reference in such filing.

End Notes

1 Industry average weighted by ASMs in FY2025 to include DAL, UAL, AAL, LUV, JBLU, ALK, and ALGT. Fuel efficiency is measured by ASMs per fuel gallon consumed.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company’s operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company’s flight operations, including due to factors beyond the Company’s control, such as adverse weather events or air traffic controller staffing shortages and facility and infrastructure constraints (including as a result of federal government shutdowns); the Company’s ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company’s reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services; adverse publicity and/or harm to the Company’s brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company’s network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company’s reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company’s aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company’s operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company’s failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company’s inability to accept or integrate new aircraft into the Company’s fleet as planned; the impacts of the Company’s significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company’s financial condition and business; failure to comply with the covenants in the Company’s financing agreements or failure to comply with financial and other covenants governing the Company’s other debt; changes in, or failure to retain, the Company’s senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company’s reports and other documents filed with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 18, 2026.

Non-GAAP Financial Measures

Non-GAAP financial metrics are included because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures. The Company is unable to reconcile these forward-looking non-GAAP projections to GAAP as the nature or amount of such special items cannot be determined at this time. The guidance provided is based on the Company’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the SEC. The Company undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: March 17, 2026	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs